EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of The Vincam Group, Inc. of our report dated March 11, 1997, appearing on page F-1 of The Vincam Group, Inc.'s Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997 (Commission File No. 0-28148), relating to the financial statements of Staffing Network, Inc. at December 31, 1996 and 1995, and for the years then ended. We also consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of The Vincam Group, Inc. of our report dated March 11, 1997 appearing on page 13 of The Vincam Group Inc.'s Form 10-K/A No. 1 for the year ended December 31, 1997 (Commission File No. 0-28148) relating to the financial statements of Staffing Network, Inc. at December 31, 1996 and for each of the two years in the period ended December 31, 1996. We also consent to the reference to our firm under the heading "Experts" in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3.

/s/ ERNST & YOUNG LLP



Manchester, New Hampshire
April 7, 1998